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                                      FORM OF
                                 LSC, INCORPORATED
                                  OPTION AGREEMENT


THIS AGREEMENT is entered into and effective as of this ____ day of _____________, ____ (the "Date of Grant"), by and between LSC, Incorporated (the "Company") and __________ (the "Optionee").

A. The Company has adopted the 1992 Stock Option Plan (the "Plan") authorizing the Board of Directors of the Company, or a committee as provided for in the Plan (the Board of Directors or such a committee to be referred to as the "Comm thee"), to grant qualified Stock Options to employees of the Company and its Subsidiaries (as defined in the Plan).

B. The Company desires to give the Optionee an inducement to acquire a proprietary interest in the Company and an added incentive to advance the interests of the Company by granting to the Optionee an option to purchase shares of Common Stock of the Company pursuant to the Plan.

Accordingly, the parties agree as follows:

ARTICLE 1.    GRANT OF OPTION

The Company hereby grants to the Optionee the right, privilege and Option (the "Option") to purchase ______ thousand (_____) shares (the "Option Shares") of the Company's Common Stock, $.01 par value (the "Common Stock"), according to the terms and subject to the conditions hereinafter set forth and as set forth in the Plan. The Company intends that the Option granted hereunder shall be an "Incentive Stock Option", as that term is used in Section 442A of the Internal Revenue Code of 1987, as amended (the "Code") and the terms of the Plan and this Agreement shall be interpreted to satisfy Section 442A of the Code. A copy of the Plan is available to the Optionee upon request.

ARTICLE 2.    OPTION EXERCISE PRICE

The per share price to be paid by Optionee in the event of the Option will be at $_______.

ARTICLE 3.    DURATION OF OPTION AND TIME OF EXERCISE

       3.1    INITIAL PERIOD OF EXERCISABILITY

              a. This Option will become exercisable in 4 equal installments. The initial date of exercisability is _______________, ____. Twenty-five percent (25%) of the
                     Option shares become exercisable on _______________, ____; _______________, ____ on _______________, ____ and on. The
                     foregoing rights to exercise this Option will be cumulative with respect to the Option Shares becoming exercisable on each such date but, in no event, will this Option be exercisable after _______________, ____, and

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                     this Option will become void and expire as to all
                     unexercised Option Shares at 5:00 p.m., Minneapolis, Minnesota local time on _______________, ____ (the "Time of Termination").

       3.2    TERMINATION OF EMPLOYMENT OF OTHER SERVICE

              a. In the event the Optionee's employment or other service with the Company and all Subsidiaries is terminated by reason of the Optionee's death, disability or retirement (as such terms are defined in the Plan), this Option will become immediately exercisable in full and will remain exercisable for a period of one year after such termination (but in no event will this Option be exercisable after the Time of Termination).

              b. In the event the Optionee's employment or other service with the Company and all subsidiaries is terminated for any reason other than death, disability or retirement, all rights of the Optionee under the Plan and this Agreement will immediately terminate, without notice of any kind, and this Option will no longer be exercisable; provided, however, that if such termination is due to any reason other than termination by the Company or any Subsidiary for "cause" (as defined in the Plan), this Option will remain exercisable to the extent exercisable as of such termination for a period of three months after such termination (but in no event will this Option be exercisable after the Time of Termination).

       3.3    CHANGE IN CONTROL

              a. If any events constituting a Change in Control (as defined in Section 8.1 of the Plan) of the Company occur, then this Option will become immediately exercisable in full and will remain exercisable until the Time of Termination, regardless of whether the Optionee remains in the employ or service of the Company or any Subsidiary. In addition, if a Change in Control of the Company occurs, the Committee, in its sole discretion and without consent of the Optionee, may determine that the Optionee will receive, with respect to some or all of the Option Shares, as of the effective date of any such Change in Control of the Company, cash in an amount equal to the excess of the Fair Market Value (as defined in the Plan) of such Option Shares immediately prior to the effective date of such Change in Control of the Company over the Option exercise price per share of this Option.

              b. Notwithstanding anything in this Section 3.3 to the contrary, if, with respect to the Optionee, acceleration of the vesting of this Option or the payment of cash in exchange for all or part of this Option as provided above (which acceleration or payment could be deemed a "payment" within the meaning of Section 280G(b)(2) of the Code), together with any other payments which the Optionee has the right to receive from the Company or any corporation which is a member of an "affiliated group"


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                     (as defined in Section 1504(a) of the Code, without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Code), the payments to the Optionee as set forth herein will be reduced to the largest amount as will result in no portion of such payments being subject to the excise tax imposed by Section 49999 of the Code; provided, however, that if the Optionee is subject to a separate agreement with the Company or a Subsidiary that specifically provides that payments attributable to one or more forms of employee stock incentives or to payments made in lieu of employee stock incentives will not reduce any other payments under such agreement, even if it would constitute an excess parachute payment, then the limitations of this Section 3.3(b) will, to that extent, not apply.

ARTICLE 4. RESTRICTIONS REGARDING EMPLOYMENT, CONFIDENTIAL INFORMATION AND INTELLECTUAL PROPERTY

       4.1 In addition to the restrictions contained in the Plan, the Committee shall have the authority to impose additional restrictions and penalties on Options and Awards in the event an Optionee or grantee ceases to be employed by the Company, is employed by a competitor of the Company, or is in breach of any covenant not to compete or other agreement with the Company relating to confidential information of the Company, including, but not limited to, the forfeiture of an Optionee's or grantee's rights under an Option or Award or the repurchase by the Company of stock purchased by an Optionee pursuant to a Stock Option or Award Agreement.

       4.2 An Optionee or grantee shall not render services for an organization or engage directly or indirectly in any business which, in the judgment of the Committee is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company. For Optionees or grantees whose employment has terminated, the judgment of the Committee shall be based on the Optionee's or grantee's position and responsibilities while employed by the Company; the Optionee's or grantee's post-employment responsibilities and position with the other organization or business, the extent of past, current and potential competition or conflict between the Company and the other organization or business, the effect on the Company's customers, suppliers and competitors due to the Optionee's or grantee's assuming the post-employment position, and such other considerations as are deemed relevant given the applicable facts and circumstances.

       4.3 Upon exercise, payment or delivery pursuant to an Award, the Optionee or grantee shall certify on a form acceptable to the Committee that he or she is in compliance with the terms and conditions of the Plan and this Agreement. Failure to comply with the provisions of paragraph (b) of this Article 4, prior to, or during the six (6) months after, any exercise, payment or delivery pursuant to an Award,



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              shall cause such exercise, payment or delivery to be rescinded.
              The Company shall notify the Optionee or grantee in writing of any such rescission within two (2) years after such exercise, payment or delivery. Within ten (10) days after receiving such a notice from the Company, the Optionee or grantee shall pay to the Company the amount of gain realized or payment received as a result of the rescinded exercise, payment or delivery pursuant to an Award.
              Such payment shall be either in cash or by returning to the Company the number of shares of Common Stock that the Optionee or grantee received in connection with the rescinded exercise, payment or delivery.

       4.4 An Optionee or grantee shall not, without prior written authorization from the Company, disclose to anyone outside the Company, or use in other than the Company's business, any confidential information or material relating to the business of the Company, acquired by the Optionee or grantee either during or after employment with the Company.

       4.5 An Optionee or grantee shall disclose promptly and assign to the Company, all right, title, and interest in any invention or idea, patentable or not, made or conceived by the grantee or Optionee during employment by the Company, relating in any manner to the actual or anticipated business, research or development work of the Company and shall do anything reasonably necessary to enable the Company to secure a patent where appropriate in the United States and in foreign countries.

ARTICLE 5.    NOTICE AND PAYMENT

       5.1    NOTICE

              This Option may be exercised by the Optionee in whole or in part from time to time, subject to the conditions contained in the Plan and in this Agreement, by delivery, in person, by facsimile or electronic transmission or through the mail, to the Company at its principal executive office in Minneapolis, Minnesota (Attention:
              Secretary), of a written notice of exercise. Such notice will in a form satisfactory to the Committee, will identify the Option, will specify the number of Option Shares with respect to which the Option is being exercised, and will be signed by the person or persons so exercising the Option. Such notice will be accompanied by payment in full of the total purchase price of the Option Shares purchased. In the event that the Option is being exercised, as provided by the Plan and Section 3.2 above, by any person or persons other than the Optionee, the notice will be accompanied by appropriate proof of right of such person or persons to exercise the Option. As soon as practicable after the effective exercise of the Option, the Optionee will be recorded on the stock transfer books of the Company as the owner of the Option Shares purchased, and the Company will deliver to the Optionee one or more duly issued stock certificates evidencing such ownership.


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       5.2    PAYMENT

              At the time of exercise of this Option, the Optionee will pay the total purchase price of the Option Shares to be purchased solely in cash (including a check, bank draft or money order, payable to the order of the Company); provided, however, that the Committee, in its sole discretion, may allow such payment to be made, in whole or in part, by tender of a Broker Exercise Notice, Previously Acquired Shares or by a combination of such methods. For purposes of this Agreement, the terms "Broker Exercise Notice" and "Previously Acquired Shares" will have the meanings set forth in the Plan. In the event the Optionee is permitted to pay the total purchase price of this Option in whole or in part with Previously Acquired Shares, the value of such shares will be equal to their Fair Market Value on the date of exercise of this Option.

ARTICLE 6.    NONTRANSFERABILITY

       Neither this Option nor the Option Shares acquired upon exercise may be transferred by the Optionee, either voluntarily or involuntarily, or subjected to any lien, directly or indirectly, by operation of law or otherwise, except as provided in the Plan. Any attempt to transfer or encumber this Option or the Option Shares other than in accordance with this Agreement and the Plan, will null and void this Option.

ARTICLE 7.    LIMITATION OF LIABILITY

       Nothing in the Agreement will be construed to (a) limit in any way the right of the Company to terminate the employment or service of the Optionee at any time, or (b) be evidence of any agreement or understanding, expressed or implied, that the Company will retain the Optionee in any particular position, at any particular rate of compensation or for any particular period of time.

ARTICLE 8.    WITHHOLDING TAXES

       The Company is entitled to (a) withhold and deduct from future wages of the Optionee (or from other amounts which may be due and owing to the Optionee from the Company), or make other arrangements for the collection of all legally required amounts necessary to satisfy any federal, state or local withholding and employment-related tax requirements attributable to the grant or exercise of this Option or otherwise incurred with respect to this Option, or (b) require the Optionee promptly to remit the amount of such withholding to the Company before acting on the Optionee's notice of exercise of this Option. In the event that the Company is unable to withhold such amounts, for whatever reason, the Optionee hereby agrees to pay to the Company, an amount equal to the amount the Company would otherwise be required to withhold under federal, state or local law.

ARTICLE 9.    ADJUSTMENTS

       In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering,


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       divestiture or extraordinary dividend (including a spin-off), or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the Board of Directors of the surviving corporation), in order to prevent dilution or enlargement of the rights of the Optionee, will make appropriate adjustment (which determination will be conclusive) as to the number, kind and exercise price of securities subject to this Option.

ARTICLE 10.   SUBJECT TO PLAN

       The Option and the Option Shares granted and issued pursuant to this Agreement have been granted and issued under, and are subject to the terms of the Plan. The terms of the Plan are incorporated by reference in this Agreement in their entirety, and the Optionee, by execution of this Agreement, acknowledges having received a copy of the Plan. The provisions of this Agreement will be interpreted as to be consistent with the Plan, and any ambiguities in this Agreement will be interpreted by reference to the Plan. In the event that any provision of this Agreement is inconsistent with the terms of the Plan, the terms of the Plan will prevail.

ARTICLE 11.   MISCELLANEOUS

       11.1   BINDING EFFECT

              This Agreement will be binding upon the heirs, executors, administrators and successors of the parties to this Agreement.

       11.2   GOVERNING LAW

              This Agreement and all rights and obligations under this Agreement will be construed in accordance with the Plan and governed by the laws of the State of Minnesota.

       11.3   ENTIRE AGREEMENT

              This Agreement and the Plan set forth the entire Agreement and understanding of the parties to this Agreement with respect to the grant and exercise of this Option and the administration of the Plan and supersedes all prior agreements, arrangements, plans and understandings relating to the grant and exercise of this Option and the administration of the Plan.

       11.4   AMENDMENT AND WAIVER

              Other than as provided in the Plan, this Agreement may be amended, waived, modified or canceled only by a written instrument executed by the parties hereto, or, in the case of a waiver, by the party waiving compliance.


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The parties to this Agreement have executed this Agreement effective the day and year first written above.


                                          LSC, INCORPORATED


                                          By:
                                             --------------------------------
                                              President and CEO

                                          OPTIONEE



                                          -----------------------------------
                                          (Signature)
                                          Employee

                                          SSN:  xxx-xx-xxxx




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